UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2012
________________________

McDONALD'S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
____________________________

One McDonald's Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)

60523
(Zip Code)
_______________________________

(630) 623-3000
(Registrant's telephone number, including area code)
_______________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 25, 2012, the Compensation Committee of the Board of Directors of McDonald’s Corporation (the “Company”) approved the payout structure for the 2012 Target Incentive Plan (“TIP”) awards, as well as the parameters for determining final awards.  For employees at the level of Senior Vice President and above, these awards are granted subject to the terms of the Company’s Target Incentive Plan, which was filed as an exhibit to the Company’s Form 8-K, dated January 23, 2008.

The target 2012 TIP awards for the Company’s “named executive officers” for whom disclosure was required in the Company’s most recent proxy statement are as shown in the table below.

Name	Position	Target TIP Award as a Percentage of Base Salary
James A. Skinner	Vice Chairman and Chief Executive Officer	150%
Donald Thompson	President and Chief Operating Officer	125%
Peter J. Bensen	Chief Financial Officer	100%
Timothy J. Fenton	President of McDonald’s Asia, Pacific, Middle East and Africa (“APMEA”)	85%
Janice L. Fields	President of McDonald’s USA	85%

TIP payouts are determined by a combination of a team performance factor and an individual performance factor.

The team performance factor is determined primarily by growth in operating income over the Company’s 2011 operating income, measured in constant currency.  The named executive officers listed above, like all other employees, are generally not eligible to receive a TIP payout if the Company does not achieve growth in operating income in 2012.  Operating income is measured on a consolidated or geographic business unit level, as applicable to each named executive officer’s award.

For Messrs. Skinner, Thompson and Bensen, the team factor measures corporate performance.  For Mr. Fenton and Ms. Fields, the team factor is based on a combination of the performance of their respective business units, APMEA for Mr. Fenton and the U.S. for Ms. Fields, and corporate performance.

Individual performance is measured against various qualitative performance factors, including setting and achieving goals that are in line with the Company’s strategic focus.

The maximum TIP award that any of the named executive officers can earn in 2012 is 250% of the target award.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On and effective January 26, 2012, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Governance Committee of the Board, amended and restated the By-Laws of the Company (the “By-Laws”).  Among the changes to the By-Laws, the Board:

•
Eliminated Article VI, Section 13, which, before these amendments, specified that unless the Company consented to the selection of an alternative forum, the Court of Chancery of the State of Delaware would be the sole and exclusive forum for certain legal actions and proceedings.

•	Amended Article II, Section 2 to clarify that the Chairman of the Board or, in his absence, the designated chairman of a shareholders' meeting, may adopt rules to govern the conduct of the meeting.

•
Amended Article II, Section 9 to clarify, consistent with Delaware law and unless otherwise required, that notice of a shareholders’ meeting does not require the Board to state its purpose for the meeting.

•	Amended Article II, Section 11 to make administrative changes to provisions relating to shareholder nominations and other shareholder business at annual shareholders’ meetings.

•	Amended Article III, Section 5 to make an administrative change to the Board’s exercise of power under the By-Laws.

•	Amended Article VI, Sections 2 and 3 to make administrative changes to provisions relating to lost and transferred shares of stock.

The foregoing is a summary of the amendments made to the By-Laws.  This summary is qualified in its entirety by reference to the By-Laws, as amended and restated, and filed as Exhibit 3(b), attached hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On January 26, 2012, the Company issued an Investor Release announcing that the Board declared a quarterly cash dividend. A copy of the Investor Release is attached as Exhibit 99 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
3(b)	By-Laws of McDonald's Corporation, as amended and restated with effect as of January 26, 2012.

99	Investor Release of McDonald's Corporation issued January 26, 2012:
McDonald's Announces Quarterly Cash Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION

Date: January 31, 2012	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President -
Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
3(b)	By-Laws of McDonald's Corporation, as amended and restated with effect as of January 26, 2012.

99	Investor Release of McDonald's Corporation issued January 26, 2012:
McDonald's Announces Quarterly Cash Dividend